FOR IMMEDIATE RELEASE:

January 28, 2008

MuniMae Announces Quarterly Dividend

Provides Update on 2007 Production Numbers and on Restatement Process

BALTIMORE – January, 28, 2008 — Municipal Mortgage & Equity, LLC (“MuniMae” or “the Company,” NYSE: MMA) announced today that its Board of Directors has declared a dividend distribution of $0.33 per common share payable on February 15, 2008 to shareholders of record as of February 5, 2008. The Company also announced that while it expects to have completed by the end of February, its substantive work required to prepare its 2006 financial statements and its restated audited financial statements for 2005 and 2004, the Company does not expect to be able to file its audited financial statements by its previously announced goal of March 3, 2008. Based on work done to date, the Company does not believe the results of the restatement will materially change the previously recorded cash balances of the Company and its subsidiaries.

The reduction in the dividend distribution from $0.5250 to $0.33 per share is due to the cost of the Company’s ongoing restatement of its financial statements, the decision by the Company to conserve capital to protect the long-term prospects of the business given the current volatility in the credit and capital markets, and the desire to dedicate additional capital to the high-growth Renewable Energy Finance business, an increasingly important part of the Company’s business. A portion of this dividend will be paid from sources other than cash generated from operations. The Board of Directors will continue to review the Company’s dividend payout on a quarterly basis based, among other factors, on the Company’s net cash generation and the strategic needs of the business.

“Knowing the importance of the dividend to our shareholders, it was a difficult decision to reduce the dividend,” stated Michael L. Falcone, Chief Executive Officer. “However, we believe that in this market it is important to be cautious in our approach to finding the balance between retaining capital to grow and to protect against uncertainty on the one hand, and distributing capital to shareholders as a dividend on the other. For 2007, our production numbers were solid, especially in our MMA Renewable Ventures unit which finished the year with a strong pipeline of additional solar and other renewable and clean energy opportunities. We believe the diversity of our various businesses helps us to succeed even in a tough marketplace. In these uncertain times, we will continue to be prudent in our management of the business, while remaining watchful for the opportunities that such markets usually present. We hope in the future to grow the dividend as we complete our restatement and as market conditions allow.”

Update on 2007 Production
Overall, 2007 production was $4.2 billion, compared to $3.7 billion in the prior year period. Production in the Company’s affordable housing business included approximately $813 million in tax credit equity placements, compared to $1.16 billion in the prior year, approximately $115 million in construction loan originations, compared with $53 million in the prior year, $225 million in permanent loan originations, compared with $72 million in the prior year, and $296 million of tax exempt bond originations, compared with $267 million in the prior year. MMA Realty Capital production included approximately $679 million in Fannie Mae, Freddie Mac, and other agency originations, and approximately $1.6 billion in non-agency originations, approximately $706 million of which is attributable to an acquisition the Company made in 2007, compared to $829 million and $983 million, respectively, in the prior year period. Production in the Company’s MMA Renewable Ventures unit, which commenced operations in mid-2006, more than quadrupled, as the Company developed and financed approximately $234 million in solar electricity facilities. The Company’s margins have held up well across the majority of its business lines with the exception of the low income housing tax credit business, which has experienced margin compression. Capital market conditions make it difficult to predict 2008 production at this time.

Update on Restatement
The Company also announced that it is filing with the Securities and Exchange Commission (“SEC”) a Form 8-K, available at www.sec.gov, which discusses the nature of the changes in the Company’s accounting policies that are being made as a result of the Company’s ongoing restatement efforts covering its 2006 results. The overall impact of the restatement and the changes in the Company’s accounting policies are still being quantified; however, the Company believes that the final result of the restatement will not materially change the previously recorded corporate cash balances of the Company and its subsidiaries. However, work on the restatement and the 2006 financial statements has not been completed and further work on the restatement or the audit of the 2006 financial statements could change these results.

The ultimate impact of the restatement is dependent on management finalizing all areas of the restatement and the completion of the external audit. Although the Company continues to work to file its restated financial statements at the earliest possible time, the Company does not expect to meet the previously announced March 3, 2008, New York Stock Exchange (“NYSE”) deadline for filing its 2006 Form 10-K. As a result, the Company expects that the NYSE will suspend trading shortly and commence delisting procedures. Upon suspension of trading on the NYSE, the Company’s shares will begin to trade on the over the counter market pending a possible appeal and a final determination on the delisting. If the Company is delisted from the NYSE, the Company will be able to apply for relisting on the NYSE when all its filings with the SEC are current.

The Company currently expects to complete its unaudited financial statements for 2006 and its unaudited restated financial statements for 2005 and 2004 no later than mid-March 2008, and to file its Annual Report on Form 10-K for the year ended December 31, 2006, by May 30, 2008. The delay in completing the restatement and filing the Form 10-K is not expected to have any impact on the issuance of K-1’s to shareholders in time for inclusion in their 2007 tax returns.

Michael Falcone concluded, “Thanks to the hard work of our employees and outside consultants and the support of the Board, we are making substantial progress on our restatement efforts and are able to report to the marketplace this preliminary information. Accounting for our business is complex; this combined with our previously announced change in auditors, necessitated a top-to-bottom review to ensure that our financial information is completely accurate.  Going forward we are dedicated to making sure that we have the policies, systems and people in place to meet our reporting obligations.”

Conference Call Information
Management will host a conference call at 8:30 a.m. ET on Tuesday, January 29, 2008, to discuss this announcement and the Company’s performance for the fourth quarter of 2007.

All interested parties are welcome to attend the live webcast, which can be accessed through the “Investor Relations” section of our website (www.munimae.com). You can also join the conference call by dialing (866) 272-9941 (passcode: 19124093).

An archived replay of the event will be available through March 1, 2008, at (888) 286-8010 (passcode: 49521279). The conference call transcript will also be archived on our website through March 1, 2008.

About MuniMae

MuniMae and its subsidiaries arrange debt and equity financing for developers and owners of real estate and clean energy projects. The Company also provides investment management and advisory services for institutional investors. Assets under management exceed $19 billion including investments in approximately 3,000 multifamily properties, containing more than 323,000 units in 49 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

MuniMae is organized as a limited liability company, which allows it to combine the limited liability, governance and management characteristics of a corporation with the pass-through features of a partnership. As a result, the tax-exempt income derived from certain investments remains tax-exempt when passed through to shareholders. MuniMae also conducts activities through wholly owned taxable corporate subsidiaries. Distributions to shareholders are normally declared quarterly.

Statements in this press release or on MuniMae’s website that are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward looking statements include such matters as future Board actions concerning our dividend. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. The Company undertakes no obligation to revise or update publicly any forward-looking statements contained herein for any reason. Factors that could cause actual results to differ materially from the Company’s expectations include completion of the audit of our financial statements, completion of pending investments, continued ability to originate new investments, the mix of business between tax-exempt and taxable activities, the availability and cost of capital for future investments, competition within the finance and real estate industries, economic conditions, loss experience and other risks detailed from time to time in the Company’s SEC reports. This press release does not constitute an offer to sell any securities of the Company or any other entity.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

For more information:
Jessica C. Schott, Investor Relations Coordinator
888/788-3863